Exhibit 99.1

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the fees and expenses incurred by Invesco Mortgage Capital Inc. (the “Company”) in connection with the issuance and sale of 14,000,000 shares, and an underwriter option to purchase an additional 2,100,000 shares, of the Company’s common stock, $0.01 par value per share, other than underwriting discounts and commissions. Solely for purposes of estimating these fees, the below table assumes that the underwriters exercise their option in full and the Company issues and sells a total of 16,100,000 shares in this offering, however the Company does not know whether the underwriters will exercise such option at this time. All fees, except the Securities and Exchange Commission registration fee and the NYSE listing fee, are estimates.

Securities and Exchange Commission registration fee	$30,948
NYSE listing fee	60,375
Legal fees and expenses	160,000
Accounting fees and expenses	60,000
Printing and engraving expenses	10,000

$321,323